UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2008

PEGASUS TEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-5268	41-2039686
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

118 Chatham Road, Syracuse, NY		13203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(315) 476-5769
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On August 18, 2008, Sino Gas International Holdings, Inc., a Utah corporation (“Sino”) (OTCBB: SGAS), consummated a spin-off of Pegasus Tel, Inc., a Delaware corporation and a wholly-owned subsidiary of Sino (“Pegasus”), to Sino’s stockholders of record as of August 15, 2008 (“Spin-off”).  The Ratio of Distribution of the Spin-off was one (1) share of common stock of Pegasus for every twelve (12) shares of  common stock of Sino (1:12).  Fractional shares were rounded up to the nearest whole-number.  An aggregate of 2,215,136 shares of Pegasus common stock were issued pursuant to the Spin-off to an aggregate of 167 Sino stockholders. The Pegasus common stock issued in the Spin-off are “restricted securities” (as defined in Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”)), and were issued pursuant to Section 4(2) of the Securities Act due to the fact that the distribution did not involve a public offering and upon reliance on Staff Bulletin No. 4 of the Securities and Exchange Commission.

Item 3.02                      Unregistered Sales of Equity Securities.

The information stated in Item 2.01 above is incorporated by reference herein.

On August 15, 2008, Pegasus issued an aggregate of 1,800,000 shares of Series A Preferred Stock (as defined in Item 5.03 below) to an aggregate of 17 individuals pursuant to a Securities Purchase Agreement, a copy of which is filed as an exhibit hereto, for $0.0001per share of Series A Preferred Stock. Pegasus issued the Series A Preferred Stock pursuant to Section 4(2) of the Securities Act due to the fact that it did not involve a public offering. The shares of Series A Preferred Stock are “restricted securities” (as such term is defined in Rule 144 of the Securities Act) (“Restricted Securities”).

On August 18, 2008 and pursuant to the Certificate of Designation (as defined below), Pegasus converted an aggregate of 1,800,000 shares of Series A Preferred Stock into an aggregate of 18,000,000 shares of Pegasus common stock.  Pegasus issued the common stock pursuant to Section 4(2) of Securities Act due to the fact that it did not involve a public offering. The shares of common stock are Restricted Securities.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 5, 2008, Pegasus filed a Certificate of Designations, Powers, Preferences and Rights (the “Certificate of Designation”) with the Secretary of State of the State of Delaware thereby designating 2,000,000 shares of preferred stock as Series A Convertible Preferred Stock, $0.0001 (the “Series A Preferred Stock”).  The Certificate of Incorporation of Pegasus authorizes the designation and issuance of an aggregate of ten million (10,000,000) shares of preferred stock in one or more series with all rights and privileges determined by the Board of Directors of Pegasus.  Prior to the filing of the Certificate of Designation, there were no shares of preferred stock designated or issued. Pursuant to the Certificate of Designation, a copy of which is filed as an exhibit hereto, each share of Series A Preferred Stock may be converted at any time by Pegasus or the holders thereof into ten (10) fully-paid and non-assessable shares of Pegasus Common Stock.

Item 9.01                      Financial Statements and Exhibits

Exhibit Index

Exhibit No.:	Description:
3.1	Certificate of Designations, Powers, Preferences and Rights of the Series A Convertible Preferred Stock, $0.0001 Par Value per Share
10.1	Securities Purchase Agreement for Series A Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 27, 2008	PEGASUS TEL, INC.

	By:	/s/ Carl E. Worboys
Carl E. Worboys
President